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EXHIBIT 4.01


                 SECOND AMENDMENT AND WAIVER TO CREDIT AGREEMENT

Harris Trust and Savings Bank
Chicago, Illinois

Gentlemen:

         Reference is hereby made to that certain Credit Agreement (the "Credit Agreement"), dated as of September 23, 1997, by and among Comshare, Incorporated (the "Company") and Comshare Limited (the "Borrowing Subsidiary") (together the "Borrowers") and Harris Trust and Savings Bank (the "Bank"). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

         The Borrowers have requested that the Bank extend the Termination Date of, waive the Company's past noncompliance with, and amend certain provisions of, the Credit Agreement and the Bank will do so under the terms and conditions set forth in this Amendment.

         1.       WAIVER.

         The Company has informed the Bank that, as of September 30, 1999, the Company was not in compliance with Section 8.8 of the Credit Agreement. The Bank hereby agrees to waive compliance with Section 8.8 of the Credit Agreement as of September 30, 1999, provided that this waiver shall not become effective unless and until the conditions precedent set forth in Section 3 hereof have been satisfied.

          2.    AMENDMENTS.

                  (a) The definition of "Termination Date" appearing in Section 5 of the Credit Agreement shall be amended and as so amended shall be restated to read as follows:

                  "Termination Date" means September 30, 2001, or such earlier date on which the Commitment is terminated in whole pursuant to Section 3.4, 9.2 or 9.3 hereof, or such later date to which the Termination Date is extended pursuant to Section 12.4 hereof.

                  (b) "Sections 8.8 and 8.9 of the Credit Agreement shall be amended and restated in their entirety and so amended shall be restated to read as follows:

                           "Section 8.8.    Fixed  Charge  Coverage  Ratio.
                  The Company shall not, as of each date set forth below (commencing on September 30, 1998), permit the Fixed Charge Coverage Ratio to be less than indicated below for such period:


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                                                               FIXED CHARGE
                DURING THE PERIOD                             COVERAGE RATIO
                                                             FOR SUCH PERIOD
                                                              SHALL NOT BE
                                                               LESS THAN:

            The three calendar months       9/30/99              1.05 to 1
            ending

            The six calendar months         12/31/99             0.90 to 1
            ending

            The nine calendar months        3/31/00              1.05 to 1
            ending

            The twelve calendar months    6/30/00 and            1.25 to 1
            ending                       each calendar
                                            quarter
                                           thereafter

             Section 8.9. Minimum EBITDAL. The Company will earn
    an EBITDAL for each period set forth below in an amount not less than indicated below for such period:
                                                               EBITDAL FOR
                DURING THE PERIOD                              SUCH PERIOD
                                                              SHALL NOT BE
                                                                LESS THAN:

            The three calendar months       9/30/99             $1,500,000
            ending

            The six calendar months         12/31/99            $2,300,000
            ending

            The nine calendar months        3/31/00             $4,000,000
            ending

            The twelve calendar months      6/30/00             $6,300,000
            ending

            The three calendar months     9/30/00 and           $1,875,000"
            ending                       each calendar
                                            quarter
                                           thereafter

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          3.    CONDITIONS PRECEDENT.

         The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

                  (a) The Borrowers and the Bank shall have executed and delivered this Amendment.

                  (b) The Guarantors and each party signatory to that certain Debt Subordination Agreement dated September 23, 1997 shall have each executed and delivered to the Bank their consent to this Amendment in the forms set forth below.

                  (c) Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Bank and its counsel.

          4.    REPRESENTATIONS.

         In order to induce the Bank to execute and deliver this Amendment, the Borrowers hereby represent to the Bank that as of the date hereof the representations and warranties set forth in Section 6 of the Credit Agreement are and shall be and remain true and correct (except that the representations contained in Section 6.5 shall be deemed to refer to the most recent financial statements of the Borrowers delivered to the Bank) and, except as waived herein, the Borrowers are in compliance with the terms and conditions of the Credit Agreement and no Default or Event of Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.

          5.    MISCELLANEOUS.

                5.1. The Borrowers heretofore executed and delivered to the Bank the Security Agreement, Pledge Agreement and certain other Collateral Documents. The Borrowers hereby acknowledge and agree that the Liens created and provided for by the Collateral Documents continue to secure, among other things, the Obligations arising under the Credit Agreement as amended hereby; and the Collateral Documents and the rights and remedies of the Bank thereunder, the obligations of the Borrowers thereunder, and the Liens created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

                5.2. Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Note, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.


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                5.3. The Borrowers agree to pay on demand all costs and expenses of or incurred by the Bank in connection with the negotiation, preparation, execution and delivery of this Amendment, including the fees and expenses of counsel for the Bank.

                5.4. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.

                           [SIGNATURE PAGE TO FOLLOW]


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     Dated as of this 10th day of October, 1999.

                                       COMSHARE, INCORPORATED


                                       By:  /s/  Kathryn A. Jehle
                                          --------------------------------------
                                         Name: Kathryn. A. Jehle
                                              ----------------------------------
                                         Title: Senior Vice President and CFO
                                               ---------------------------------

                                       COMSHARE LIMITED


                                       By:: /s/  Kathryn A. Jehle
                                           -------------------------------------
                                          Name: Kathryn. A. Jehle
                                                --------------------------------
                                           Title: Director
                                                  ------------------------------


     Accepted and agreed to as of the date last above written.

                                       HARRIS TRUST AND SAVINGS BANK


                                       By: /s/  Kirby M. Law
                                          --------------------------------------
                                         Name: Kirby M. Law
                                              ----------------------------------
                                           Title: Vice President
                                                 -------------------------------

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                     GUARANTORS' ACKNOWLEDGEMENT AND CONSENT


         Each of the undersigned Guarantors heretofore executed and delivered to the Bank a separate Guaranty Agreement each dated September 23, 1997. Each of the undersigned hereby consent to the Second Amendment and Waiver to Credit Agreement as set forth above and confirm that its Guaranty Agreement and all of the undersigned's obligations thereunder remain in full force and effect. Each of the undersigned further agree that the consent of the undersigned to any further amendments to the Credit Agreement shall not be required as a result of this consent having been obtained, except to the extent, if any, required by the Guaranty Agreement referred to above.

                                       COMSHARE (U.S.), INC.
                                       COMSHARE LIMITED (CANADA)
                                       COMSHARE HOLDINGS COMPANY


                                       By: /s/  Kathryn A. Jehle
                                          --------------------------------------
                                         Name: Kathryn. A. Jehle
                                              ----------------------------------
                                         Title: Senior Vice President and CFO
                                               ---------------------------------

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               SUBORDINATED CREDITORS' ACKNOWLEDGEMENT AND CONSENT


         Each of the undersigned heretofore executed in favor of the Bank a Debt Subordination Agreement dated September 23, 1997. Each of the undersigned hereby consent to the Second Amendment and Waiver to Credit Agreement as set forth above and confirms that the Debt Subordination Agreement and all of the undersigned's obligations thereunder remain in full force and effect. Each of the undersigned further agree that the consent of the undersigned to any further amendments to the Credit Agreement shall not be required as a result of this consent having been obtained, except to the extent, if any, required by the Debt Subordination Agreement referred to above.

                                       COMSHARE, INCORPORATED
                                       COMSHARE (U.S.), INC.
                                       COMSHARE INTERNATIONAL B.V.
                                       COMSHARE LIMITED
                                       COMSHARE HOLDINGS COMPANY
                                       COMSHARE LIMITED


                                       By: /s/  Kathryn A. Jehle
                                          --------------------------------------
                                         Name: Kathryn. A. Jehle
                                              ----------------------------------
                                         Title: Senior Vice President and CFO
                                               ---------------------------------

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